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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                               September 14, 2001



                             CT COMMUNICATIONS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         NORTH CAROLINA             0-19179          56-1837282

         (STATE OR OTHER            (COMMISSION      (IRS EMPLOYER
         JURISDICTION               FILE NUMBER)     IDENTIFICATION
         OF INCORPORATION)                           NUMBER)



CT COMMUNICATIONS, INC.
68 CABARRUS AVENUE, EAST
CONCORD, NORTH CAROLINA                              28025

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (704) 722-2500


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

Agreement to Acquire Controlling Interest in Wireless One of North Carolina, L.L.C.

On September 14, 2001, CT Wireless Cable, Inc. ("CTWC"), a wholly owned subsidiary of CT Communications, Inc. (the "Company"), and Wireless One of North Carolina, L.L.C. ("WONC"), entered into a Limited Liability Company Interest Purchase Agreement (the "Purchase Agreement") with Wireless One, Inc. and Worldcom Broadband Solutions, Inc. pursuant to which WONC will purchase the entire fifty percent (50%) interest of Wireless One, Inc. in WONC. As a result of the purchase, CTWC will own more than 99% of the interests in WONC.

The purchase is subject to FCC approval. It is expected the transaction will close in the first quarter of 2002.

WONC has rights to MMDS and ITFS licensed frequencies covering an estimated 2.9 million households or 7.4 million people in North Carolina. The Company, through its subsidiary WaveTel, L.L.C., intends to use the spectrum to provide high-speed, broadband access services utilizing wireless technology to connect homes and small office customers to the Internet and offer second-line voice services.

The total purchase price for Wireless One, Inc.'s interest in WONC is approximately $20.7 million, which is payable $3 million in cash at closing and an interest bearing promissory note of WONC for the remainder. The promissory note is payable over the ten year period following the closing, with a $7 million payment due in one year (which payment may be deferred for up to an additional two years) and the remainder payable in equal annual installments beginning after six years. In the event the $7 million payment is not made when due, either CTWC or Wireless One, Inc. may cause WONC to transfer certain of its licensed frequencies to Wireless One, Inc. in payment of the outstanding principal amount of the promissory note. The promissory note is secured by a pledge of WONC's channel rights.

The Purchase Agreement also provides for CTWC, WONC, Wireless One, Inc. and WorldCom Broadband Solutions, Inc. to exchange certain channel rights


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and consents in order to improve each of their wireless service capabilities in
Charlotte and other markets.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Certain statements contained in this Current Report on Form 8-K are "forward-looking statements," within the meaning of federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions made by management about us, including, among other things, receipt of regulatory approvals and the closing of the transactions contemplated by the Purchase Agreement, recovery of the substantial costs that will result from the implementation of our new businesses, retention of our existing customer base and our ability to attract new customers, rapid changes in technology, and actions of our competitors. In some cases, these forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words or other comparable words. These forward-looking statements may differ materially from actual results because they involve estimates, assumptions and uncertainties and should be viewed with caution. We undertake no obligation to update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Readers are also directed to consider the risks, uncertainties and other factors discussed in documents filed by us with the Securities and Exchange Commission, including those matters summarized under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              99.1 Limited Liability Company Interest Purchase Agreement, dated September 14, 2001, among Wireless One of North Carolina, L.L.C., CT Wireless Cable, Inc., Wireless One, Inc., and WorldCom Broadband Solutions, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 28, 2001                   CT Communications, Inc.


                                            By:   /s/  Amy M. Justis
                                                  ------------------------------
                                                  Amy M. Justis
                                                  Vice President of Finance and
                                                  Chief Accounting Officer



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                                  EXHIBIT INDEX


99.1 Limited Liability Company Interest Purchase Agreement, dated September 14, 2001, among Wireless One of North Carolina, L.L.C., CT Wireless Cable, Inc., Wireless One, Inc., and WorldCom Broadband Solutions, Inc.







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